UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018 (April 6, 2018)

ENABLE MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-36413	72-1252419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Leadership Square

211 North Robinson Avenue

Suite 150

Oklahoma City, Oklahoma 73102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 525-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2018, Enable Midstream Partners, LP, a Delaware limited partnership (“Enable”), amended and restated its existing $1.75 billion revolving credit facility dated as of June 18, 2015 (the “Existing Facility”) in its entirety. The new amended and restated facility is a $1.75 billion 5-year senior unsecured revolving credit facility (the “Second Amended and Restated Revolving Credit Facility”) with Citibank, N.A., as administrative agent, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, The Bank of Tokyo-Mitsubishi UFJ, LTD. (“BTM”) and Wells Fargo Securities, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents, Royal Bank of Canada and BTM, as co-documentation agents, and the several lenders thereto. The Second Amended and Restated Revolving Credit Facility contains an option, which may be exercised up to two times, to extend the Second Amended and Restated Revolving Credit Facility for an additional one year term. Under certain circumstances, the Second Amended and Restated Revolving Credit Facility may be increased from time to time up to an additional $875 million, in aggregate.

The Second Amended and Restated Revolving Credit Facility provides that outstanding borrowings bear interest at the eurodollar rate and/or an alternate base rate, at Enable’s election, plus an applicable margin. The applicable margin will be based on Enable’s designated ratings from Standard & Poor’s Ratings Services, Moody’s Investors Services and Fitch Ratings (the “Rating Agencies”). The applicable margin shall equal, (1) in the case of interest rates determined by reference to the eurodollar rate, between 1.00% and 1.75% per annum and (2) in the case of interest rates determined by reference to the alternate base rate, between 0.00% and 0.75% per annum. The eurodollar rate will be fixed for interest periods of 1, 2, 3, or 6 months, at Enable’s election, or if requested by Enable and agreed to by all lenders, 12 months. The applicable base rate will fluctuate as and when such rate changes.

The Second Amended and Restated Revolving Credit Facility requires Enable to pay a quarterly fee on each lender’s unused commitment amount during such preceding quarter (the “Commitment Fee”). The Commitment Fee is also based on Enable’s designated rating from the Rating Agencies. The Commitment Fee shall equal between 0.10% and 0.30% per annum.

Advances under the Second Amended and Restated Revolving Credit Facility are subject to certain conditions precedent, including the accuracy in all material respects of certain representations and warranties and the absence of any default or event of default. The Second Amended and Restated Revolving Credit Facility provides for issuance of letters of credit of up to $500 million dollars at any time outstanding. Advances under the Second Amended and Restated Revolving Credit Facility may be used to refinance indebtedness outstanding from time to time and for other general corporate purposes, including to fund acquisitions, investments and capital expenditures. As of April 6, 2018 there no principal advances and approximately $3 million in undrawn letters of credit outstanding under the Second Amended and Restated Revolving Credit Facility.

The Second Amended and Restated Revolving Credit Facility contains a financial covenant requiring Enable to maintain a ratio of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) as of the last day of each fiscal quarter of less than or equal to 5.00 to 1.00; provided that, for a certain period of time following an acquisition by us or certain of our subsidiaries with a purchase price that, when combined with the aggregate purchase price for all other such acquisitions in any rolling 12-month period, is equal to or greater than $25 million, the consolidated funded debt to consolidated EBITDA ratio as of the last day of each such fiscal quarter during such period would be permitted to be up to 5.50 to 1.00.

The Second Amended and Restated Revolving Credit Facility also contains covenants that restrict Enable and certain of its subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of subsidiary indebtedness, incurrence of liens, transactions with affiliates, designation of subsidiaries as Excluded Subsidiaries (as defined in the Second Amended and Restated Revolving Credit Facility), restricted payments, changes in the nature of their respective businesses and entering into certain restrictive agreements. The Second Amended and Restated Revolving Credit Facility is subject to acceleration upon the occurrence of certain defaults, including, among others, payment defaults on such facility, breach of representations, warranties and covenants, acceleration of indebtedness (other than intercompany and non-recourse indebtedness) of $100 million or more in the aggregate, change of control, nonpayment of uninsured judgments in excess of $100 million, and the occurrence of certain ERISA and bankruptcy events, subject where applicable to specified cure periods.

The foregoing description of the Second Amended and Restated Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Revolving Credit Facility, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Revolving Credit Facility, dated as of April 6, 2018, by and among Enable Midstream Partners, LP and Citibank, N.A., as administrative agent, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, The Bank of Tokyo-Mitsubishi UFJ, LTD. and Wells Fargo Securities, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents, Royal Bank of Canada and BTM, as co-documentation agents, and the several lenders from time to time party thereto and the letter of credit issuers from time to time party thereto relating to a $1,750,000,000 5-year unsecured revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

Date: April 9, 2018	By:	Enable GP, LLC,

its general partner

	By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary, and Chief Ethics & Compliance Officer

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